Exhibit 23(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Associated BancCorp on Pre-effective Amendment No. 1 to Form S-4 Registration Statement of our report dated February 23, 2004 appearing in the Annual Report on Form 10-K/A Amendment No. 1 of First Federal Capital Corp. for the year ended December 31, 2003 and to the reference to us under the heading “experts” in the Prospectus, which is part of this Registration Statement.

/s/    Deloitte & Touche LLP

Milwaukee, Wisconsin

August 12, 2004